                                                                      EXHIBIT 11

                       ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
   For the Three and Nine Month Periods Ended July 29, 2005 and July 30, 2004
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                       Three Months Ended                  Nine Months Ended
                                                  ----------------------------       ----------------------------
                                                   July 29,          July 30,         July 29,          July 30,
                                                     2005              2004             2005              2004
                                                  ----------        ----------       ----------        ----------
                                                  (Restated)        (Restated)       (Restated)        (Restated)
Net Sales                                         $  209,873        $  147,424       $  611,257        $  423,264
Gross Margin                                          65,693            45,862          192,331           133,038

Income From Continuing Operations                     11,859             5,336           35,668            14,994
Income From Discontinued
     Operations, Net of Tax                                3               576            6,968             1,710
                                                  ----------        ----------       ----------        ----------

Net Earnings                                      $   11,862        $    5,912       $   42,636        $   16,704
                                                  ==========        ==========       ==========        ==========

Basic

Weighted Average Number of
     Shares Outstanding                               25,237            21,202           24,797            21,156
                                                  ==========        ==========       ==========        ==========

Earnings Per Share - Basic
     Continuing operations                        $      .47        $      .25       $     1.44        $      .71
     Discontinued operations                              --               .03              .28               .08
                                                  ----------        ----------       ----------        ----------

Earnings per share - basic                        $      .47        $      .28       $     1.72        $      .79
                                                  ==========        ==========       ==========        ==========

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

                       ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
   For the Three and Nine Month Periods Ended July 29, 2005 and July 30, 2004
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                       Three Months Ended                  Nine Months Ended
                                                  ----------------------------       ----------------------------
                                                   July 29,          July 30,         July 29,          July 30,
                                                     2005              2004             2005              2004
                                                  ----------        ----------       ----------        ----------
                                                  (Restated)        (Restated)       (Restated)        (Restated)
Diluted

Weighted Average Number of
     Shares Outstanding                             25,237            21,202           24,797            21,156

Net Shares Assumed to be Issued
     for Stock Options                                 382               333              378               333
                                                    ------            ------           ------            ------

Weighted Average Number of Shares
     and Equivalent Shares
     Outstanding - Diluted                          25,619            21,535           25,175            21,489
                                                    ======            ======           ======            ======

Earnings Per Share - Diluted
     Continuing operations                          $  .46            $  .25           $ 1.42            $  .70
     Discontinued operations                            --               .02              .27               .08
                                                    ------            ------           ------            ------

Earnings per share - diluted                        $  .46            $  .27           $ 1.69            $  .78
                                                    ======            ======           ======            ======

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